Exhibit 99.2

Cartesian Extends $2 Million Stock Repurchase Program

OVERLAND PARK, Kan. – June 9, 2015 – The board of directors of Cartesian™ (NASDAQ: CRTN), a leading provider of consulting services and managed solutions to the global communications, technology and digital media industries, has extended the company's stock repurchase program, which was set to expire on July 1, 2015. The company is now authorized to repurchase up to $2 million of its common stock through June 30, 2016. To date, no shares have been repurchased under the program, which was instituted in February 2014.

“The extension of this stock repurchase program reflects the board’s continued confidence in Cartesian’s balance sheet and future growth opportunities, and especially our commitment to maximizing shareholder value,” said the company’s president, CEO and interim CFO, Peter Woodward.

Under the stock repurchase program, the company is authorized to repurchase up to $2 million of its issued and outstanding common shares from time to time in open-market and privately negotiated transactions and block trades, in accordance with federal securities laws, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended. There is no guarantee as to the exact number of shares, if any, that will be repurchased by the company. The share repurchase program may be modified, terminated or extended by the company at any time without prior notice.

About Cartesian, Inc.
Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides consulting in strategy, execution and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York and Washington. For more information, visit www.cartesian.com.

Cautionary Statement Regarding Forward-Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company's future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include the risks described in its periodic reports filed with the SEC, including, but not limited to, "Cautionary Statement Regarding Forward Looking Information" under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC's web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Investor Relations:

Matt Glover
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

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